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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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3001 Colorado Boulevard, Denton, Texas 76210

To our Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 30, 2014, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 4 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

Gary G. Winterhalter Chairman of the Board, President and Chief Executive Officer
December 10, 2013

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

         The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the "Corporation") will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Thursday, January 30, 2014, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  To vote upon a proposed amendment to the Corporation's Second Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to declassify the Board of Directors and provide for the annual election of directors;

  (2)
  The election of the three directors named in the accompanying Proxy Statement for a one-year term (or as Class II Directors until the 2017 annual meeting if the amendment to the Certificate of Incorporation is not approved);

  (3)
  To approve an advisory (non-binding) resolution regarding the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as disclosed in the accompanying Proxy Statement;

  (4)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year; and

  (5)
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Only stockholders of record at the close of business on December 2, 2013, will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on January 30, 2014:

The Proxy Statement and the 2013 Annual Report to stockholders are available at:
www.edocumentview.com/sbh

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary

December 10, 2013

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 4 of this Proxy Statement for instructions on how to attend the annual meeting. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 30, 2014. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (the proposed amendment to the Corporation's Certificate of Incorporation to declassify the Board and provide for the annual election of directors), Proposal 2 (election of directors) or Proposal 3 (approval of the advisory resolution regarding the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed in this Proxy Statement), unless you provide specific instructions by completing and returning a voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

2014 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	9:00 a.m., January 30, 2014

Place	Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210

Record Date	December 2, 2013

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the first floor of the Sally Support Center and you must have an admission ticket or other proof of share ownership as of the record date in order to attend the meeting

Meeting Agenda

  •
  The proposed amendment to the Corporation's Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors

  •
  Election of three directors

  •
  Approval of the advisory (non-binding) resolution regarding the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed in this Proxy Statement

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2014

Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more detail)

The proposed amendment to the Corporation's Certificate of Incorporation to declassify our Board and provide for the annual election of directors	FOR	8

Election of three directors	FOR	10

Approval of the advisory (non-binding) resolution regarding the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation , as disclosed in this Proxy Statement	FOR	67

Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2014	FOR	68

i

Proposal 1 — Declassification of Board of Directors (see page 8)

The Corporation's Certificate of Incorporation currently provides for a "classified" board structure, which means that our Board of Directors is divided into three classes of directors with each class elected every three years. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has approved the amendment to the Certificate of Incorporation set forth in Appendix A to declassify the Board and provide for the annual election of all directors (the "Declassification Amendment"). As the Declassification Amendment will not shorten the existing term of any director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment will complete those terms. If the Corporation's stockholders approve the Declassification Amendment, the directors elected at this annual meeting (and each annual meeting thereafter) will be elected for one-year terms and beginning with the 2016 annual meeting the entire Board will be elected annually. Approval of the Declassification Amendment requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon. The Board recommends a vote FOR this proposal.

Proposal 2 — Election of Directors (see page 10)

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG

John R. Golliher	61	November 2013	President, Beauty Systems Group LLC	Management

Edward W. Rabin	67	November 2006	Retired Executive	Management	X		C		X

Gary G. Winterhalter	61	November 2006	Chairman, President & CEO, Sally Beauty Holdings, Inc.	Management				C

AC = Audit Committee
CC = Compensation Committee
EC = Executive Committee
NG = Nominating and Corporate Governance Committee
C = Chair of Committee

If elected, the director nominees will serve until the 2015 annual meeting (or as Class II Directors until the 2017 annual meeting if Proposal 1 is not approved). The Board recommends a vote FOR each director nominee.

The following table provides summary information about each other continuing director that is not up for election at the annual meeting.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG

Katherine Button Bell	55	March 2013	Vice President & Chief Marketing Officer, Emerson Electric Company	Management	X		X

Martha Miller	65	November 2006	Retired Executive	Management	X		X		X

Robert R. McMaster	65	November 2006	Retired Executive	Management, Finance	X	C		X	X

Christian A. Brickman	48	September 2012	President, Kimberly-Clark International	Management, International	X	X

Marshall E. Eisenberg	68	November 2006	Founding Partner, Neal Gerber & Eisenberg LLP	Governance, Risk Management	X	X	X	X	C

John A. Miller	60	November 2006	President & CEO, North American Corporation	Management, Finance	X	X		X

Proposal 3 — Advisory Vote to Approve the Corporation's Executive Compensation (see page 67)

We are asking stockholders to approve on an advisory (non-binding) basis the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as disclosed in this Proxy Statement. The Board believes that its current compensation program uses a balanced mix of base salary, annual and long-term incentives to attract and retain highly qualified executives and maintains a strong relationship between executive compensation and performance, thereby aligning the interests of the Corporation's executive officers with those of its stockholders. As evidenced by the results of our "say-on-pay" vote at our 2011 Annual Meeting of Stockholders, with over 98% of the shares voted being voted in favor of the proposal, we believe that stockholders have indicated strong support for the structure and execution of our named executive officer compensation program. The Board recommends a vote FOR this proposal.

Highlights of our named executive officer compensation program, as described in the Compensation Discussion and Analysis section, include:

  •
  emphasis on performance-based compensation, with base salary being the only fixed component of an executive officer's direct compensation;

  •
  annual long-term equity grants in the form of stock options, which provide value only to the extent our stock price increases after the date of grant, thereby aligning stockholder and executive interests, and, in limited circumstances; restricted stock, which serves as a strong retention tool;

  •
  double-trigger severance benefits and no tax gross-ups; and

  •
  appropriate risk management practices, including an annual review of our compensation-related risk profile, clawback and anti-hedging policies and stock ownership requirements.

Proposal 4 — Ratification of Independent Auditors (see page 68)

Although stockholder ratification is not required by law, we are asking stockholders to ratify the selection of KPMG LLP as our independent auditors for fiscal 2014. Set forth below is summary information with respect to KPMG LLP's fees for services provided in fiscal 2012 and fiscal 2013. The Board recommends a vote FOR this proposal.

	2013	2012

Audit Fees	$2,198,894	$2,027,852

Audit Related Fees	$180,000	$607,430

Tax Fees	$1,019,463	$1,415,440

All Other Fees	—	—

Total	$3,398,357	$4,050,722

2015 Annual Meeting

  •
  Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by August 12, 2014.

  •
  Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than October 2, 2014 and no later than November 1, 2014.

v

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 30, 2014

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 30, 2014. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information provided to you by your bank, broker, or other stockholder of record to determine which voting options are available to you. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 30, 2014. This Proxy Statement and the accompanying proxy card were first mailed on or about December 10, 2013.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted "FOR" the proposal set forth in Proposal 1, "FOR" all nominees presented in Proposal 2, "FOR" the proposal set forth in Proposal 3 and "FOR" the proposal set forth in Proposal 4. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgments. At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Corporation, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Georgeson Inc. to assist us with the solicitation of proxies for an estimated fee of approximately $8,500, plus normal expenses not expected to exceed $11,000.

 OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on December 2, 2013 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 164,043,365 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

        If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange ("NYSE"). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on "routine" matters for which their customers do not provide voting instructions. On matters considered "non-routine," banks, brokers and other similar holders of record may not vote shares without your instruction. Shares that banks, brokers and other similar holders of record are not authorized to vote are referred to as "broker non-votes."

        Proposal 4 (the ratification of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year) is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

        However, Proposal 1 (the proposed amendment to declassify the Board of Directors and provide for the annual election of directors), Proposal 2 (election of directors), and Proposal 3 (approval of the advisory (non-binding) vote on the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed in this Proxy Statement) are considered non-routine, and banks, brokers and other similar holders of record therefore cannot vote shares on these proposals without your instructions. Please note that if you want your vote to be counted on these proposals, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to these proposals.

Quorum

        A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to vote thereat are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1. The proposed amendment to the Corporation's Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors requires the affirmative vote of a majority of the shares of our Common Stock outstanding and entitled to vote thereon. Abstentions and broker non-votes will count as votes against this proposal.

        Proposal 2. Nominees for available director positions must be elected by a plurality of the votes cast affirmatively or negatively at the annual meeting. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 3. The advisory (non-binding) resolution to approve the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed in this Proxy Statement, requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Since this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote on the matter so proposed, unless otherwise provided in our Certificate of Incorporation or Fourth Amended and Restated By-Laws ("By-Laws") or the Delaware General Corporation Law. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Senior Vice President and Chief Financial Officer, and Janna Minton, our Vice President, Chief Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

  •
  If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

  •
  If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

  •
  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

  •
  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

  Stockholders of Record.    If your shares are registered in your own name, you may vote by proxy or in person at the annual meeting. To vote by proxy, you may select one of the following options:

  •
  By Written Proxy — You may vote by mailing the written proxy card.

  •
  By Telephone or Internet Proxy — You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders' identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

  Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker's proxy from such record holder that holds your shares and present that proxy and proof of identification at the annual meeting. See question 4 for a further description of how to obtain a legal proxy if your shares are held in street name.

6.     What is the record date and what does it mean?

  The record date for the annual meeting is December 2, 2013. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices on the proposal to amend the Corporation's Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, and what vote is needed to approve such proposal?

  In the vote to approve the proposal to amend the Corporations' Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, stockholders may:

  •
  vote in favor of the proposal,

  •
  vote against the proposal, or

  •
  abstain from voting on the proposal.

  The vote to approve the proposal to amend the Corporation's Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors will require the affirmative vote of a majority of the shares our Common Stock outstanding and entitled to vote thereon. The Board recommends a vote "FOR" Proposal 1.

8.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the director nominees to serve until the 2015 annual meeting (or as Class II Directors to serve until the 2017 annual meeting if the amendment to the Certificate of Incorporation is not approved), stockholders may:

  •
  vote in favor of all nominees,

  •
  vote to withhold votes from all nominees, or

  •
  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast affirmatively or negatively in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

  As explained in further detail in Proposal 1 of this Proxy Statement, the Board is proposing to amend the Corporation's Certificate of Incorporation and the Corporation's By-laws to declassify the Board of Directors as the existing terms of the directors expire and provide for the annual election of all directors beginning at the Corporation's 2016 annual meeting. This action cannot take place, however, until approved by the stockholders. Accordingly, if the proposed amendment in Proposal 1 is not approved by the stockholders, the three Class II nominees will be nominated to serve a three-year term expiring at the Corporation's 2017 annual meeting. If the stockholders approve Proposal 1 to amend the Corporation's Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors, then the Class II nominees are nominated for a one-year term expiring at the Corporation's 2015 annual meeting.

9.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the three nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 2 in person or by proxy at the meeting.

10.   What are your voting choices on the proposal inviting stockholders to approve the advisory (non-binding) resolution endorsing the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed in this Proxy Statement?

  In the vote on the advisory (non-binding) resolution to approve the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

  •
  vote in favor of the proposal,

  •
  vote against the proposal, or

  •
  abstain from voting on the proposal.

  The advisory resolution to approve the Corporation's executive compensation program will require the affirmative vote of a majority of the votes entitled to be cast by the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon. This is an advisory vote, and as such is not binding on the Board. The Board recommends a vote "FOR" Proposal 3.

11.   What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, stockholders may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to be cast by the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" Proposal 4.

12.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted "FOR" Proposals 1, 2, 3 and 4 if no specific instructions are given on such proposals.

13.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will not be included in vote totals and will not affect the outcome of the vote on Proposal 2. Abstentions will count as a vote against Proposals 1, 3 and 4. Broker non-votes will count as a vote against Proposal 1 and will not be included in vote totals and will not affect the outcome of the vote on Proposals 2 and 3. Proposal 4 is considered a routine matter and accordingly there will be no broker non-votes with respect to this proposal.

14.   How will stockholders know the outcome of the proposals considered at the annual meeting?

  We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the U.S. Securities and Exchange Commission on Form 8-K.

PROPOSAL 1 — PROPOSAL TO AMEND THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION TO DECLASSIFY
THE BOARD OF DIRECTORS

        The Corporation's Certificate of Incorporation currently provides for a "classified" board structure, which means that our Board of Directors is divided into three classes of directors based on the expiration of their terms. Under this classified board structure, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has approved, and recommends to the stockholders for approval, an amendment to the Certificate of Incorporation to repeal the Corporation's classified board structure and to require that all directors be elected annually. As discussed below, the transition to the annual election of directors will be phased in over time and will apply to all directors beginning with the Corporation's 2016 annual meeting of stockholders.

        The proposal is a result of the Board of Directors' ongoing review of the Corporation's corporate governance practices and the views expressed by the Corporation's stockholders at the 2013 annual meeting of stockholders in support of a stockholder proposal to repeal the Corporation's classified board structure. In its review, the Board of Directors considered the advantages of maintaining the classified board structure in light of the Corporation's current circumstances, including that a classified board structure promotes board continuity and stability and encourages a long-term perspective by management and the board. Classified boards also provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board of Directors continues to believe that these are important considerations, the Board of Directors also considered the advantages of declassification in light of its current circumstances, including the ability of the Corporation's stockholders to evaluate directors annually. Annually elected boards are perceived by many institutional stockholders as increasing the accountability of directors to such stockholders. After carefully weighing all of these considerations, the Board of Directors approved the proposed amendment to the Certificate of Incorporation to repeal the Corporation's classified board structure.

        Under this proposed amendment, all directors standing for election would be elected for one-year terms as follows:

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  each director elected at this annual meeting would be elected for a one-year term or until his or her successor is elected;

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  directors previously elected for three-year terms ending in 2015 and 2016 will continue to serve out their existing terms so that no director previously elected to a three-year term would have his or her term shortened; and

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  directors standing for election at the Corporation's 2015 and 2016 annual meeting of stockholders, and each annual meeting thereafter, will be elected for a one-year term ending at the next annual meeting or until their successors are elected.

        Vacancies that arise during the year will be filled by the Board of Directors, and each director so named shall serve for the remainder of the full term of the class of directors in which the vacancy occurred, and if no such class exists, as shall be the case beginning with the 2016 annual meeting of stockholders, each director so named shall serve for a term that will expire at the next annual meeting of stockholders.

        In addition, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has provisionally approved amendments to the Corporation's Bylaws to implement the proposed declassification of the Board of Directors. The Bylaw amendments have been approved by the Board of Directors but are conditioned upon stockholder approval of the amendment to the Certificate of Incorporation pursuant to this proposal.

        The proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement with deletions indicated by strikeouts and additions indicated by underlining.

        If this proposal is approved, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of such amendment with the Secretary of State of the State of Delaware, which filing would be made promptly after this annual meeting.

        If this proposal is not approved, neither the proposed amendment to the Certificate of Incorporation nor the related amendments to the Bylaws will take effect. The Board of Directors would retain its current classified structure, and each director elected at this annual meeting will be elected for a three-year term expiring in 2017. All other directors will continue in office for the remainder of their existing three-year terms.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 1.

 PROPOSAL 2 — ELECTION OF DIRECTORS

        Our Board of Directors consists of nine individuals, eight of whom qualify as independent of us under the rules of the NYSE. Pursuant to our Certificate of Incorporation and our By-Laws, our Board is currently "classified," which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. The term for Class I Directors expires at the annual meeting of stockholders in 2016, the term for Class II Directors expires at the annual meeting of stockholders in 2014, and the term for Class III Directors expires at the annual meeting of stockholders in 2015. Accordingly, this Proposal 2 seeks the election of three Class II Directors, John R. Golliher, Edward W. Rabin and Gary G. Winterhalter, whose terms expire at the annual meeting of stockholders in 2014.

        Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Golliher, Mr. Rabin and Mr. Winterhalter for election to a term that will expire at the annual meeting in 2015 (or as Class II Directors for a term that will expire at the annual meeting in 2017 if the amendment to the Certificate of Incorporation is not approved). As explained in further detail in Proposal 1 of this Proxy Statement, the Board is proposing to amend the Corporation's Certificate of Incorporation and the Corporation's By-laws to declassify the Board of Directors as the existing terms of the directors expire and to provide for the annual election of all directors beginning at the Corporation's 2016 annual meeting. This action cannot take place, however, until approved by the stockholders. Accordingly, if the proposed amendment in Proposal 1 is not approved by the stockholders, the three director nominees will be nominated as Class II nominees to serve a three-year term expiring at the Corporation's 2017 annual meeting. If the stockholders approve Proposal 1 to amend the Corporation's Certificate of Incorporation to declassify the Board and provide for the annual election of directors, then the three director nominees are nominated for a one-year term expiring at the Corporation's 2015 annual meeting.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted "FOR" the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

        Each of Mr. Golliher, Mr. Rabin and Mr. Winterhalter, a current director with a term expiring at the 2014 annual meeting, has furnished to us the following information with respect to his or her principal occupation or employment and principal directorships:

Class II — Directors with Terms Expiring in 2014

        John R. Golliher, 61, has been the President of Beauty Systems Group LLC since November 2006 and a member of our Board since November 2013. From July 2006 until our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Edward W. Rabin, Director, age 67.    Mr. Rabin has served on our Board of Directors since our separation from Alberto-Culver. Mr. Rabin was President of Hyatt Hotels Corporation until his retirement in 2006, having served in various senior management roles since joining the company in 1969. Mr. Rabin is a director of PrivateBancorp, Inc. and serves on its audit and compensation committees. Mr. Rabin is the lead director of WMS Industries Inc., having served in that capacity since

July 2008, and also serves as a member of its audit and compensation committees. He also served as a director of SMG Corporation from 1992 through June 2007. Mr. Rabin is a consulting director of the Richard Gray Gallery, Chicago and New York, and was previously a board member of Oneida Holdings, Inc., a private corporation. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University. We believe that Mr. Rabin's executive and management experience, including his experience as President of a large hotel company, well qualify him to serve on our Board.

        Gary G. Winterhalter, Chairman, President, and Chief Executive Officer, age 61.    Mr. Winterhalter has served on our Board of Directors since our separation from Alberto-Culver and as its Chairman since August 2012. Mr. Winterhalter is the Corporation's President and Chief Executive Officer, a position he has held since our separation from Alberto-Culver. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings, Inc. from May 2005 to November 2006. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996. We believe that Mr. Winterhalter's long and distinguished career in the specialty retail and beauty products distribution business well qualifies him to serve on our Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

 CONTINUING DIRECTORS

        The background and business experience of our other directors, each of whose term of service continues beyond 2014, are set forth below:

Class III — Directors with Terms Expiring in 2015

        Katherine Button Bell, Director, age 55.    Ms. Button Bell is Vice President and Chief Marketing Officer of Emerson Electric Company, a diversified global manufacturing and technology company, a role she has held since 1999. In this capacity, Ms. Button Bell oversees global marketing and corporate branding, including corporate communications, digital strategy, and market research, and played a key role in the launch of Emerson's corporate branding program, building Emerson's brand globally. Prior to joining Emerson, Ms. Button Bell was the President of Button Brand Development, Inc., an independent marketing consulting firm specializing in developing well-recognized companies' brand names. Ms. Button Bell was a director of Furniture Brands International, Inc. from 1997 to May 2008. She currently serves as Chairman of the Business Marketing Association, on the Foundation Board of St. Louis Children's Hospital and is a member of the board of trustees of the St. Louis Art Museum. We believe that Ms. Button Bell's executive and management experience well qualify her to serve on our Board.

        Martha Miller, Director, age 65.    Ms. Miller has served on our Board of Directors since our separation from Alberto-Culver. Ms. Miller retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager — Latin American North Market Development Organization. Ms. Miller was formerly a director of WalMart de Mexico, where she was a member of its audit and corporate governance committees; of Ryerson Inc., where she was a member of its compensation and nominating and governance committees; and of Nationwide Financial Services, Inc., where she was a member of its finance and compensation committees. We believe that Ms. Miller's extensive management and executive experience well qualifies her to serve on our Board.

        Robert R. McMaster, Director, age 65.    Mr. McMaster has served on our Board of Directors since our separation from Alberto-Culver. Mr. McMaster has been a director of Carpenter Technology Corporation since 2007, where he currently serves as a member of its audit and operations committees. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the audit and compensation committees of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He also served as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. from October 2008 to May 2013. We believe that Mr. McMaster's long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

Class I — Directors with Terms Expiring in 2016

        Christian A. Brickman, age 48, is President of Kimberly-Clark International, which is the primary international division of Kimberly-Clark Corporation, a NYSE listed company engaged in the manufacturing and marketing of a range of products made from natural or synthetic fibers, a role he has held since May 2012. In this capacity, Mr. Brickman leads the company's international consumer business in all operations outside of North America and Western Europe. Prior to being appointed to his current role, Mr. Brickman served as President of Kimberly-Clark Professional from August 2010 to May 2012. Mr. Brickman joined Kimberly-Clark in 2008 as Chief Strategy Officer and has played a key role in the development and implementation of the company's strategic plans and processes to enhance Kimberly-Clark's enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company's Dallas, Texas, office and a leader in the firm's consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging (1998-2001), the largest non-carbonated beverage co-packing company in the United States. From 1994 through 1998 he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide's Latin America region. Mr. Brickman was awarded an advanced bachelor's degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude. We believe that Mr. Brickman's executive and management experience, including his experience as President of a large international company, well qualify him to serve on our Board.

        Marshall E. Eisenberg, Director, age 68.    Mr. Eisenberg has served on our Board of Directors since our separation from Alberto-Culver. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif. We believe that Mr. Eisenberg's extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

        John A. Miller, Director, age 60.    Mr. Miller has served on our Board of Directors since our separation from Alberto-Culver. Mr. Miller is the President and Chief Executive Officer of North American Corporation, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation since 1987. Mr. Miller is also a director of Atlantic Premium Brands, Ltd. and Wirtz Corporation, where he is a member of their respective audit and compensation committees and is serving on the Board of Directors of the Network Services Company. He is also a director of Laureate Education, Inc., where he has served on its audit and compensation committees and has served as its lead director. We believe that Mr. Miller's long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD,
AND ITS COMMITTEES

Board Purpose and Structure

        The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders. The Board's responsibilities include:

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  providing strategic guidance to our management;

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  overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;

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  selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

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  planning for succession with respect to the position of CEO and monitoring management's succession planning for other executive officers; and

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  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Corporate Governance Philosophy

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Governance Guidelines

        Our Board of Directors has adopted (a) a Code of Business Conduct and Ethics and (b) Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the committee charters are available on our website at http://investor.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Director Independence

        Our Board of Directors is comprised of two management directors (Mr. Winterhalter, who is our Chairman, President and CEO, and Mr. Golliher, who is the President of Beauty Systems Group LLC) and seven non-management directors. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board of Directors has affirmatively determined that all of our directors, other than Messrs. Winterhalter and Golliher, satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE relating to directors. In addition, our Board of Directors has affirmatively determined that Messrs. Brickman, Eisenberg, McMaster and Miller are also "independent" under the SEC's standards for independent audit committee members, as discussed below. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Corporation or its affiliates. As a result of this evaluation, the Board has affirmatively determined that all of our directors, other than Mr. Winterhalter, are independent under those criteria.

 Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating and Corporate Governance Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating and Corporate Governance Committee believe that sound governance of the Corporation requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating and Corporate Governance Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating and Corporate Governance Committee considers such factors when reviewing potential director nominees.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 of our By-laws or as otherwise provided by law. Nominations pursuant to our By-laws are made by delivering to our Corporate Secretary, within the time frame described in our By-laws, all of the materials and information that our By-laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (d) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (e) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 of our By-laws and any nominee proposed by a stockholder not nominated in accordance with Section 1.06 shall not be considered or acted upon for execution at such meeting. Stockholders' notice for any proposals requested to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including director nominations), must be made in accordance with that rule.

 Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors.

        Our qualification guidelines also provide that each candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards and skill sets that add to the value of our business.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity or beyond the age of 72, although the Board may request that a director who would otherwise be due to retire be requested to continue service if the Board deems such service to be in the best interest of our stockholders.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon the recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Lead Independent Director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary's office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Self-Evaluation

        The Nominating and Corporate Governance Committee conducts a self-evaluation of the Board each year to determine whether the Board and its committees are functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

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  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

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  spend the time needed to properly discharge their responsibilities;

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  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate;

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  with respect to our independent directors, meet at least once a year in an executive session without management (for these sessions, the chair of each session is the Lead Independent Director).

        In fiscal 2013, our Board of Directors met seven times, our Audit Committee met six times, our Compensation Committee met six times, our Executive Committee met ten times, and our Nominating and Corporate Governance Committee met five times. Our independent directors met in executive session four times and the non-management directors met four times. During fiscal 2013, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board (during his or her service on the Board) and each committee on which he or she served (during his or her service on such committee), except for Christian A. Brickman who attended two of the three Audit Committee meetings that occurred after his appointment to the Audit Committee. In 2013, eight of the nine members of the Board attended the Corporation's annual meeting of stockholders.

Board Leadership Structure

        In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chairman of the Board is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chairman to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, and leading the Board's oversight of the Chairman and Chief Executive Officer.

        Currently, Mr. Winterhalter serves as our Chief Executive Officer and Chairman and Mr. McMaster serves as our Lead Independent Director. After careful consideration, the Board has determined that our current Board structure is the most appropriate leadership structure for the Corporation and its stockholders at this time.

Board's Role in the Risk Management Process

        The Board's role in the risk management process is to understand and oversee the Corporation's strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, an officer appointed by and reporting to the Chairman of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Corporation. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating and Corporate Governance Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Corporation's risk management practices and capabilities, to review the Corporation's risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Corporation's overall risk management strategy.

Compensation Risk Assessment

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Corporation or the investments of our stockholders. The Compensation Committee considered compensation programs that apply to employees at all levels. This risk assessment process included an assessment of the impact of the Corporation's compensation programs on identified primary business risks (using our annual enterprise risk assessment as a framework) and an analysis of whether and how our compensation programs support, or provide risks to, our corporate strategy. In addition, the Compensation Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described on page 30 under "Management of Compensation-Related Risk."

        Based on the foregoing, the Compensation Committee concluded in its July 2013 meeting that the Corporation's compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Corporation's ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Recoupment Policy

        The Corporation has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"). Consistent with the Dodd-Frank Act, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

        In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Corporation, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee after January 1, 2011, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Compensation Committee's view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Corporation. In each such instance, the Corporation will seek to recover the person's entire non-equity incentive compensation payment

(not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Compensation Committee's determination that the person engaged in misconduct.

Committees of the Board of Directors

        Pursuant to our By-laws, our Board of Directors has established the following committees:

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  Audit Committee;

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  Compensation Committee;

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  Nominating and Corporate Governance Committee; and

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  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of up to four members.

        Audit Committee.    The Audit Committee consists of Mr. McMaster (chair), Mr. Brickman, Mr. Eisenberg and Mr. Miller. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that Mr. Brickman, Mr. Eisenberg, Mr. McMaster and Mr. Miller each qualify as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

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  the integrity of our financial statements;

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  our compliance with legal and regulatory requirements;

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  the independent auditor's qualifications and independence; and

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  the performance of our internal audit function and independent auditors.

        Pre-Approval Policy.    The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Compensation Committee.    The Compensation Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Compensation Committee is to, among other things:

  •
  review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives;

  •
  determine and approve the CEO's compensation level based on this evaluation;

  •
  approve compensation of other executive officers and Board;

  •
  review and recommend to the Board of Directors equity-based incentive compensation plans in which executive officers will participate; and

  •
  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 30 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 30 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. Cook has not performed any services for our management.

        The Compensation Committee consists of Mr. Rabin (chair), Ms. Button Bell, Mr. Eisenberg, and Ms. Miller.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was amended and restated by the Board of Directors on August 27, 2012. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        The Nominating and Corporate Governance Committee consists of Mr. Eisenberg (chair), Mr. McMaster, Ms. Miller and Mr. Rabin.

        Executive Committee.    The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was adopted by the Board of Directors on December 5, 2006. The Executive Committee consists of Mr. Winterhalter (chair) and Messrs. Eisenberg, McMaster and Miller. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Director Indemnification Agreements

        Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board, including Mr. Winterhalter. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

No Material Proceedings

        As of November 14, 2013, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or has a material interest adverse to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2013, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of our Common Stock, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than 1) transactions available to all employees generally or 2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders. If the proposed transaction is not an employment arrangement, the transaction must be approved by either a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party or b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. In approving, ratifying or rejecting a related party transaction or relationship, the relevant body considers whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. Transactions and relationships that are determined to be related party transactions are disclosed in the Corporation's Proxy Statement. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Fiscal 2013 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)	Option Awards ($)(8)	All Other Compensation ($)		Total ($)
Kathleen J. Affeldt(2)	76,000	99,997	—	—		175,997
Christian A. Brickman	49,000	99,997	—	—		148,997
Katherine Button Bell(3)	25,417	57,530	—	—		82,947
Marshall E. Eisenberg	88,000	99,997	—	—		187,997
Robert R. McMaster	112,000	99,997	—	—		211,997
Walter L. Metcalfe(4)	39,500	99,997	—	100,000	(5)	239,497
John A. Miller	67,000	99,997	—	—		166,997
Martha J. Miller	65,000	99,997	—	—		164,997
Edward W. Rabin	65,000	99,997	—	—		164,997
Gary G. Winterhalter(6)	0	0	—	—		0

(1)
During our 2013 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors, and, with the exception of Mr. Metcalfe, our directors did not receive any compensation that would constitute "All Other Compensation."

(2)
Ms. Affeldt retired from the Board on November 12, 2013.

(3)
Ms. Button Bell was appointed to the Board on March 5, 2013.

(4)
Mr. Metcalfe retired from the Board on March 5, 2013. On the date of his retirement, Mr. Metcalfe beneficially owned 52,736 restricted stock units, of which 48,479 restricted stock units vested and were delivered in shares on September 5, 2013 (six months after his retirement) and 4,257 restricted stock units were not vested at the time of his retirement and were canceled as of his retirement date.

(5)
In March 2013, in appreciation of Mr. Metcalfe's excellent service to the Corporation, the Corporation donated $100,000 to CityArchRiver 2015, a charity aspiring to refresh the St. Louis Gateway Arch and reinvigorate the surrounding area. Mr. Metcalfe serves on the Board of Directors of that charity.

(6)
Mr. Winterhalter did not receive any compensation for his service as a director during our 2013 fiscal year.

(7)
Reflects the grant date fair value of these awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation ("ASC 718"). The grant date fair value of the restricted stock units is based on the fair market value of the underlying shares on the date of grant. On October 29, 2012, each director other than Ms. Button Bell received 4,257 restricted stock units, which stock award had a grant date fair value equal to $99,997. On March 5, 2013, Ms. Button Bell received 2,020 restricted stock units (pro-rated to reflect her partial year or service), which stock award had a grant date fair value equal to $57,530. As of September 30, 2013, the directors beneficially owned restricted stock units which were vested but not yet delivered in shares in the following amounts: (a) each of Ms. Affeldt, Mr. Eisenberg and Mr. McMaster, 52,736; (b) each of Ms. Miller, Mr. Miller and Mr. Rabin, 48,479; (c) Mr. Brickman, 4,257; and (d) Ms. Button Bell, 1,898. Mr. Winterhalter does not beneficially own any restricted stock units.

(8)
None of the directors received a stock option grant in fiscal 2013. As of September 30, 2013, each of Ms. Affeldt, Mr. Eisenberg, Mr. Metcalfe, Ms. Miller and Mr. Rabin had 19,055 option awards outstanding.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

Cash Compensation

        In fiscal 2013 and pursuant to the Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy, which we refer to as our Director Compensation Policy, each of our independent directors, other than Ms. Button Bell and Mr. Metcalfe, received an annual cash retainer of $35,000, payable in advance in four quarterly installments. Directors Button Bell and Metcalfe received pro-rated retainers in the amount of $20,417 and $17,500, respectively, for their partial years of service during fiscal 2013. For in-person Board or committee meetings during our 2013 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes are kept, each independent director in attendance received $1,000 per meeting. Additional annual cash retainers were paid to each independent director who served as the Lead Independent Director (Mr. McMaster) or chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Ms. Affeldt served until her retirement on November 12, 2013 and was replaced by Mr. Rabin), or the Nominating and Corporate Governance Committee (Mr. Metcalfe served until his retirement on March 5, 2013 and was replaced by Mr. Eisenberg). This additional retainer was paid in advance in quarterly installments in the following annualized amounts and pro-rated for partial years of service:

Lead Independent Director	$25,000
Audit Committee	$20,000
Compensation Committee	$14,000
Nominating and Corporate Governance Committee	$14,000

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, each independent director, other than Ms. Button Bell whose Board service began after the start of fiscal year 2013, was granted an annual equity-based retainer award with a value at the time of issuance of approximately $100,000. For fiscal year 2013, these awards were granted in accordance with the Amended and Restated 2010 Omnibus Plan ("2010 Omnibus Plan") in the form of restricted stock units, which we refer to as RSUs, that vested on September 30, 2013, the last day of the fiscal year, subject to the director's continued service on the Board on such date. Independent directors whose Board service began after the start of the fiscal year received a pro-rated grant of RSUs to reflect the number of days served. On October 29, 2012, each independent director, other than Ms. Button Bell, received an award of 4,257 RSUs. On April 25, 2013, Ms. Button Bell received a pro-rated award of 2,020 RSUs for her partial year of service that commenced on March 5, 2013. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. Deferred shares are retained by us as deferred stock units that are distributed on the date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director's death or disability.

Stock Ownership and Retention Guidelines

        Pursuant to our minimum stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times his or her base annual cash retainer (excluding additional annual cash retainers for the Lead Independent Director and committee chairpersons and meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of November 14, 2013, all of our independent directors were in compliance with our stock ownership guidelines.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

COMPENSATION DISCUSSION AND ANALYSIS

        In this section of our proxy statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our "named executive officers"):

  •
  Gary G. Winterhalter, our President and Chief Executive Officer,

  •
  Mark J. Flaherty, our Senior Vice President and Chief Financial Officer,

  •
  Michael G. Spinozzi, our former President of Sally Beauty Supply,

  •
  John R. Golliher, our President of Beauty Systems Group, and

  •
  Matthew O. Haltom, our Senior Vice President, General Counsel and Secretary.

        For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 45-59 of this proxy statement.

Executive Overview

Our Business

        We are the largest distributor of professional beauty supplies in the U.S. based on store count. We operate primarily through two business units, Sally Beauty Supply and Beauty Systems Group, or BSG. Through Sally Beauty Supply and BSG (which operates stores under the CosmoProf service mark), we operated a multi-channel platform of 4,487 stores and supplied 182 franchised stores primarily in North America, South America and selected European countries, as of September 30, 2013. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 982 professional distributor sales consultants who sell directly to salons and salon professionals. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals.

Fiscal 2013 Business Highlights

        Fiscal 2013 was a mixed year for Sally Beauty, customer traffic at our BSG and Sally International businesses was healthy; however, store traffic in the Sally U.S. stores was soft. Some of the key metrics regarding our performance are:

•
Consolidated net sales increased 2.8% from fiscal 2012 to $3.6 billion

•
GAAP net earnings for fiscal 2013 were $261 million, which represents a 12% increase over fiscal 2012

•
GAAP diluted earnings per share grew 19% to $1.48

•
Adjusted EBITDA increased 3.5% to $612 million

•
Fiscal 2013 saw growth in sales, representing a 2.8% increase over fiscal 2012:

Growth in sales (in 000's)

        Our GAAP diluted earnings per share rose to $1.48, a 19% increase over 2012.

Growth in EPS (in $s)

        Additionally, our adjusted earnings before share-based compensation, non-recurring items, interest, taxes, depreciation and amortization (EBITDA) increased 3.5% in fiscal 2013, to $612 million.

2013 Executive Compensation Highlights

•
As described above, 2013 was a challenging year for the Corporation, and we failed to meet certain of the financial performance targets under the annual incentive plan. Accordingly, with the exception of Mr. Golliher, the named executive officers earned below-target annual incentive payments for 2013.

•
We increased base salaries for each of our named executive officers by an average of 3.98% to maintain our target market percentile level, with the exception of Mr. Haltom, who received a promotional increase of 35%.

•
We awarded our named executive officers service-based stock options in amounts consistent with our historical practices, and granted restricted stock to our named executive officers as special retention awards.

Executive Compensation Elements

        Our executive compensation program consists of the following primary components:

Type	Form of Compensation	Terms
Cash	Salary	Provides competitive level of fixed compensation; reviewed annually
	Annual Incentive	Earned, based on attainment of Corporation financial and operational goals, with limited potential adjustment for individual performance
Equity	Annual grants of service-based stock options Periodic grants of service-based restricted stock awards	Stock options generally vest in increments of 25% per year and restricted stock awards generally vesting in increments of 20% per year
Equity awards are used for alignment with stockholder interests and attraction and retention of named executive officers
Severance Benefits	1.99 to 2.99 times base salary and average bonus, plus 24 months medical and welfare benefits. For our CEO, medical and dental insurance is available until his eligibility for Medicare.	Payable only upon involuntary termination within 2 years after a change in control, with no gross-up for taxes. CEO only is entitled to lesser termination payments upon involuntary termination absent a change in control, and to medical and dental coverage until Medicare eligibility in the case of termination without cause or for good reason or upon approved retirement
Other Employee Benefits	401(k), health and welfare plans	Receive the same employee benefit as all employees
	Perquisites	Annual executive physical

        We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps to not only achieve our short-term and long-term goals, but also aligns the interests of our management team with those of the Corporation and our stockholders.

2013 Compensation Governance Highlights

        We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2013:

•
The Compensation Committee is composed solely of independent directors who have established channels to communicate with stockholders regarding their executive compensation ideas and concerns.

•
The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for us.

•
The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to assure that compensation-related risks are not reasonably likely to have a material adverse effect on the Corporation.

•
The Committee has adopted a compensation recoupment or "clawback" policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), requiring current and former executives to return incentive compensation that is subsequently determined not to have been earned.

•
We have meaningful stock ownership and retention guidelines for our executive officers, including the named executive officers. As of October 30, 2013, each of the named executive officers (other than Mr. Spinozzi, who retired November 8, 2013) had satisfied his individual stock ownership level.

•
We have instituted stock ownership and retention guidelines for our independent directors effective for fiscal year 2013.

•
We do not provide tax gross ups or "single trigger" change-in-control severance benefits. Our equity plans provide for "double trigger" change-in-control vesting for awards assumed by the surviving company.

•
Our Board has adopted a policy prohibiting all employees and directors from engaging in any margin trading, pledging or hedging transactions with respect to the Corporation's stock.

•
Our named executive officers participate in the same benefit programs at the same cost as other salaried employees, and receive only minimal perquisites, consisting of reimbursement for an annual physical.

 Philosophy/Objectives of Executive Compensation

        Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

•
Attract, motivate and retain highly qualified individuals. To assure that our compensation arrangements remain competitive with the compensation paid by other employers who compete with us for talent, the Compensation Committee considers peer group information as a point of reference. In fiscal 2013 we targeted our compensation program to provide total direct compensation opportunities for our named executive officers at the median percentile of our peer group. The Compensation Committee uses its discretion to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.
•
Align the interests of our executive officers more closely with those of our stockholders. The compensation program for our executives is weighted toward performance-based compensation, with base salary being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stock price. The Compensation Committee believes this performance-driven compensation will promote our long-term success and maximize stockholder returns.
•
Manage risk by balancing the time horizon of incentive compensation. Our compensation program is balanced between short- and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. This structure, together with our compensation recoupment policy, encourages and rewards sustained superior performance.

Internal Equity

        Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate equity exists. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The CEO's responsibilities for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our CEO is commensurately higher than the pay for other officer positions.

Management of Compensation-Related Risk

        We have designed our compensation programs to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
• • •
An assortment of vehicles for delivering
compensation, including cash and equity
based incentives with different time
horizons, to focus our executives on specific
objectives that help us achieve our business
plan and create an alignment with long-term
stockholder interests;

A compensation recoupment policy, as
described on page 18;

Standardized equity grant procedures; and
•	Stock ownership and retention guidelines applicable to all executive officers.

Processes for Determining Executive Compensation

        The Compensation Committee continues to review each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Compensation Committee receives input from an independent compensation consultant as well as from members of management, as discussed below.

Role of Independent Compensation Consultant

        The Compensation Committee retained the services of an independent consultant, Frederic W. Cook & Co., Inc. ("Cook"), to assist in its review of our management compensation levels and programs. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program. The Compensation Committee has directly engaged Cook to assist with these same services for fiscal 2013, based on Cook's experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

Conflicts of Interest Assessment

        The Compensation Committee determined that the work of Cook did not raise any conflicts of interest in fiscal 2013. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Securities Exchange Act of 1934, including the fact that Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of Cook's total revenue, policies and procedures employed by Cook to prevent conflicts of interest, and whether the individual Cook advisers to the Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Market Data/Benchmarking

        Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industrial companies.

        The following 12 specialty retail companies comprised our peer group for fiscal 2013, which we refer to as our "peer companies" or "peer group:"

Advance Auto Parts, Inc.	Fred's, Inc.	Stage Stores, Inc.
Dick's Sporting Goods, Inc.	O'Reilly Automotive, Inc.	Stein Mart, Inc.
Dollar Tree Stores, Inc.	PetSmart, Inc.	Tractor Supply Company
Family Dollar Stores, Inc.	The Sherwin Williams Company	Williams-Sonoma, Inc.

The Compensation Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. In terms of size, our revenues approximated the 25th percentile and our market capitalization was between the 25th percentile and median of these peer companies. The peer group is the same as the peer group for fiscal 2012, with the exception of Jo-Ann Stores, Inc. which was removed from the peer group following acquisition.

Role of Management

        The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, Mr. Winterhalter recommends to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive's experience, as well as Mr. Winterhalter's view as to the strategic importance of that executive's role, knowledge and performance. Mr. Winterhalter's unique insight into our business and day-to-day interaction with our senior executives provides a valuable resource to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by Mr. Winterhalter and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2013 annual incentive compensation awards.

        Our Chairman of the Board and CEO as well as other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Compensation Committee regarding compliance with the laws and regulations applicable to executive compensation.

        In addition, the Chair of our Compensation Committee has significant professional experience in human resources and management of professionals, and all of our committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Compensation Committee believes that this experience provides these individuals with a solid frame of reference within which to evaluate our executive compensation programs and practices.

Total Compensation Review

        As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2013, the Compensation Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

  •
  compensation for the last four fiscal years;

  •
  length of service with us;

  •
  the types and amounts of long-term incentive awards granted in the previous four fiscal years;

  •
  the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

  •
  the proceeds realized from option exercises during the last four fiscal years;

  •
  perquisites and other compensation paid in the previous fiscal year; and

  •
  the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that this comprehensive annual review is important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review for fiscal 2013, the Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

        The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer's entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2013

        The following are the principal elements of the fiscal 2013 compensation program for our executive officers, including our named executive officers:

Element	Form of Compensation	Purpose	Performance Criteria	Actions Taken in Fiscal 2013
Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Not applicable	3.95% to 4.0% increase to maintain target market percentile range. This range excludes Mr. Haltom who received a promotional increase in Fiscal 2013.
Annual incentive bonus	Cash	Communicating and driving achievement of strategic short-term objectives that are important to our sustained success and stock value. Also encouraging officer retention by providing attractive compensation opportunities.	Specific financial performance measures selected by the Compensation Committee, with potential adjustment based on individual performance, as discussed on pages 35-39.	Bonus targets remained the same as for fiscal 2012. Named executive officers earned between 0% and 146% of target based on achievement of performance goals. No adjustments to bonus payments were made based on individual performance.
Long-term incentive awards	Stock options Restricted Stock	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions and encouraging an equity stake in the Corporation, aligning their interests with those of our stockholders.	Value for options requires sustained increases in common stock price over the life of the option (maximum ten-year period). Restricted stock rewards performance and enhances retention.	Named executive officers were granted stock options that vest over a 4 year period. Named executive officers were granted restricted stock that vests over a 5 year period.

        As discussed in more detail below, our competitive positioning for total direct compensation (base salary, target annual bonus and annualized grant-date fair value of long-term incentives) reflects a combination of median base salaries, 25th percentile to median target bonus opportunities and median to 75th percentile long-term incentive grants, on average.

        The Company also provides the following elements of compensation:

Element	Form of Compensation	Purpose	Actions Taken in Fiscal 2013
Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Corporation, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executives.	No changes affecting the named executive officers.
Retirement Plan	Eligibility to participate in, and receive Corporation contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.	No changes affecting the named executive officers.
Perquisites	Reimbursement for annual physical.	Promoting the good health of our executives.	No changes affecting the named executive officers.
Severance Protection	Eligibility to receive cash severance and post-termination health benefits in connection with involuntary termination within two years after a change of control, or in the case of Mr. Winterhalter, involuntary termination or approved retirement in other contexts.	Providing a competitive compensation package for retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Corporation.	No changes affecting the named executive officers.

Base Salary

The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and, except as noted below, targets base salaries at or near the 25th percentile to the median of the companies in our peer group. In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on Mr. Winterhalter's performance review of each executive officer other than himself. The subjective factors considered by Mr. Winterhalter primarily consist of whether the executive officer met the operational goals set for him or her and the financial performance within the executive officer's area of responsibility.

        In October 2012, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2013 to align our executive team with the market. The Compensation Committee did not materially increase the base salary levels of the named executive officers (increases ranged from 3.95% to 4.0% with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position. This range excludes Mr. Haltom who received a promotional increase of 35% in fiscal 2013). Salaries for our named executive officers ranged from the 25th percentile to above the median of our peer group.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2013 were appropriate to facilitate our ability to retain and motivate such officers and were competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2013, please see the Summary Compensation Table on page 45 of this proxy statement.

Annual Cash Incentive Bonus

        AIP.    For fiscal 2013, annual cash incentive bonuses for our named executive officers were made pursuant to the Sally Beauty Holdings,  Inc. Annual Incentive Plan, which is a sub-plan of the 2010 Omnibus Plan, which we refer to as the AIP. The AIP is designed to function as a "plan within a plan" in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The "outer layer" component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we in fact achieve this threshold financial goal for the year, Mr. Winterhalter's maximum award is 1% of such operating income and each other named executive officer's maximum award is 0.5% of such operating income, which we refer to as the "Section 162(m) maximum awards." As the "inner layer" component of the AIP, at the beginning of each year the Compensation Committee may establish other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer's Section 162(m) maximum award. The Compensation Committee in effect uses "negative discretion" to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee's more subjective evaluation of corporate, operational and individual performance.

        Award Opportunities.    Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2013 (we refer to these "inner layer" performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

        Our CEO made recommendations to the Compensation Committee as to the percentage of each named executive officer's base salary (other than himself) to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by Cook. The bonus targets for our named executive officers for fiscal 2013 were the same as for fiscal 2012 and fiscal 2011: 100% of base salary for Mr. Winterhalter, and 60% of base salary for our other named executive officers. Accordingly, the targeted total annual cash compensation (base salary and annual incentive) for our named executive officers was generally between the 25th percentile and the median of our peer companies.

The AIP is designed so that if we achieve the AIP financial performance targets (as discussed below), the executive is eligible to earn 100% of his target bonus award. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as 2.5% of the target award, subject to the discretion of the Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in excess of his target award, not to exceed a designated amount. We refer to these higher amounts as the "AIP maximum awards," as distinguished from the Section 162(m) maximum awards.

        AIP Financial Performance Criteria.    In establishing the performance objectives for fiscal 2013, the Compensation Committee determined that the primary emphasis should be on financial performance objectives (as an entity or, in some cases as set forth below, as a business unit). Accordingly, in order for an executive to receive 100% of his AIP target bonus, the target level of financial performance must be achieved, subject to a potential adjustment based on individual performance, as described below.

        For fiscal 2013, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers (Messrs. Winterhalter, Flaherty and Haltom), these metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit (Messrs. Spinozzi and Golliher), these metrics were expressed as that segment's portion of our annual operating plan. The percentage weighting of the various financial metrics represents the Compensation Committee's determination regarding the relative importance of each metric to our overall financial performance.

  •
  Sales (35%).  Sales, excluding unbudgeted acquisitions, is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

  •
  Adjusted EBITDA (50%).  Adjusted EBITDA, excluding unbudgeted acquisitions, provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report this non-GAAP financial measure to the public in our quarterly earnings releases.

  •
  Working Capital (15%).  Working capital (expressed as a percentage of sales) provides a meaningful measure of the capital employed in our business. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value-creating purposes, such as the repayment of debt, acquisitions, or opening additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable, minus accounts payable, expressed as a percentage of sales for the corresponding fiscal year period.

        In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2013 with Mr. Winterhalter and Mr. Flaherty. For fiscal 2013, the AIP financial performance targets were as follows:

	Sales(1)	Adjusted EBITDA(1)	Working Capital(1)

Messrs. Winterhalter, Flaherty and Haltom	$3.711 billion (weighted 35%)	$645 million (weighted 50%)	11.83% of Sally North America 17.66% of BSG North America 24.49% of Sally International 39.20% of BSG International (weighted 15%)

Mr. Spinozzi	$1.871 billion of Sally USA and Canada (weighted 35%)	$502.6 million of Sally USA and Canada (weighted 50%)	11.47% of Sally USA and Canada (weighted 15%)

Mr. Golliher	$1.374 billion of BSG (weighted 35%)	$218.5 million of BSG (weighted 50%)	19.57% of BSG Canada 17.46% of BSG USA 39.2% of BSG International (weighted 15%)

(1)
Based on consolidated results, except as noted.

        As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as approximately 2.5% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award based upon a subjective assessment of the individual's performance. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

  •
  we, or the applicable business unit, had achieved 104% or greater (domestically) or 108% or greater (internationally) of the target amount of sales for fiscal 2013,

  •
  we, or the applicable business unit, had achieved 108% or greater of the target amount of adjusted EBITDA for fiscal 2013, and

  •
  with respect to Messrs. Winterhalter, Flaherty and Haltom, one or more of the following had occurred: Sally North America's working capital as a percentage of sales for fiscal 2013 had been

    11.03% or below, BSG North America's working capital as a percentage of sales for fiscal 2013 had been 16.86% or below, Sally International's working capital as a percentage of sales for fiscal 2013 had been 23.69% or below or BSG International's working capital as a percentage of sales for fiscal 2013 had been 38.40% or below, or with respect to Mr. Spinozzi, Sally USA and Canada's working capital as a percentage of sales for fiscal 2013 had been 10.67% or below or, with respect to Mr. Golliher, one or more of the following had occurred: BSG Canada's working capital as a percentage of sales for fiscal 2013 had been 18.77% or below, BSG USA's working capital as a percentage of sales for fiscal 2013 had been 16.66% or below, or BSG International's working capital as a percentage of sales for fiscal 2013 had been 38.40% or below.

        When performance for a given financial metric exceeds target, the payout between target and maximum award opportunity for that metric is determined by straight-line interpolation. For example, based on the following chart, sales performance of 102.38% of target would translate into a payout percentage of 158.73%. If the sales component is weighted at 35% of the bonus opportunity, the weighted payout for that metric would equate to 55.55% of the total target bonus opportunity for that participant:

Sales target

Objective	Payout Percentage

104% or above	200%

103%	175%

102%	150%

101%	125%

100%	100%

99%	75%

98%	50%

97%	25%

96% or below	0%

        Individual Performance.    In order to provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee does not list specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee reserves discretion to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed the Section 162(m) maximum award for such individual.

        Determination of Fiscal 2013 Awards.    In its September and October 2013 meetings, the Compensation Committee reviewed the 2013 fiscal year business results and determined whether and to what extent the AIP criteria were met. During this review, the Compensation Committee met with Mr. Winterhalter to discuss his performance reviews of the other named executive officers and with the Lead Independent Director of the Board to discuss the Board's review of Mr. Winterhalter (without Mr. Winterhalter being present). The Committee did not adjust AIP payouts for individual performance for any of the named executive officers for fiscal 2013.

        The amounts by which the financial performance targets under the AIP were exceeded for each metric, and the resulting payout factors, are illustrated in the following table.

	Sales		Adjusted EBITDA		Working Capital		Aggregate Payout

	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	As % of Target Bonus	As % of Base Salary

Mr. Winterhalter	97.12%	12.23%	94.82%	12.00%	95.6%	20.00%	44.23%	44%

Mr. Flaherty	97.12%	12.23%	94.82%	12.00%	95.6%	20.00%	44.23%	26%

Mr. Golliher	100.89%	41.85%	103.08%	68.38%	104.2%	35.79%	146.02%	87%

Mr. Spinozzi	94.52%	0%	90.72%	0.00%	87.5%	0.00%	0.00%	0%

Mr. Haltom	97.12%	12.23%	94.82%	12.00%	95.6%	20.00%	44.23%	26%

        The table below shows the payout opportunities and actual payouts under the AIP for the named executive officers for fiscal 2013:

	AIP Target as a % of Salary	AIP Target Award ($)	FY13 Actual AIP Award ($)	AIP Actual Award as a % of Salary

Mr. Winterhalter	100%	997,918	441,379	44%

Mr. Flaherty	60%	275,227	121,733	26%

Mr. Golliher	60%	275,227	401,886	87%

Mr. Spinozzi	60%	291,417	0	0%

Mr. Haltom	60%	189,249	83,705	26%

Equity-Based Long-Term Incentive Compensation

        Options to purchase our Common Stock are the primary equity compensation vehicle used by the Compensation Committee, and were awarded to our named executive officers in fiscal 2013. Because the benefits of stock options are dependent on the appreciation of the price of our Common Stock, such awards create a strong financial incentive for meeting or exceeding our long-term financial goals and increasing stockholder return. Because the options become exercisable in increments over a four-year term, our executives must remain employed for a significant period before realizing any value for their options. Restricted stock awards are reserved for limited circumstances to recognize key contributors and enhance retention, as the Compensation Committee deems appropriate. In 2013, the Compensation Committee granted restricted stock awards to each of our named executive officers as special retention awards. These awards vest over a five-year period. The Compensation Committee evaluates whether this component of our compensation program is appropriate given our capital structure and evolving business strategy (as discussed with Cook) given the goal of providing assurance that our equity program properly motivates and retains our key employees.

        Grant Practices for Equity-Based Awards.    The Compensation Committee's policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation Committee approves the annual bonus award targets under the annual bonus plan for the fiscal year. These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2010 Omnibus Plan.

        Our VP of Employee Services recommends to our CEO the number of options or other equity awards to be granted to certain key employees based on a value concept based upon Adjusted EBITDA growth, as well as consideration of each individual's rate of base salary and the dollar value of the proposed award as a percentage of base salary. Our CEO then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the

Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Compensation Committee of the Board of Directors recommends to the Compensation Committee the CEO's proposed equity grant based on her review of competitive market data provided by Cook. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the recommendations of the CEO and the Chairman of the Board, the long-term incentive opportunity market data provided by Cook, and the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants.

        Fiscal 2013 Equity Awards.    Consistent with its equity grant policy, in October 2012, the Compensation Committee granted stock options and shares of restricted stock to each of our named executive officers.

The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with Cook and management and a review of peer group practices and the projected impact to our net income. Based upon input received from
Cook, the Compensation Committee believes that the terms and conditions of the 2013 equity awards, as well as the size of the grants, were commensurate with similar measures used by our peer group. For more information regarding the equity-based awards granted to our named executive officers during fiscal 2013, please see the Grants of Plan-Based Awards table on page 47 of this proxy statement.

Benefits and Perquisites

Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50%
of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations. We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. Employees are vested in our profit sharing contributions after 3 full years of employment. For fiscal 2013, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of approximately 1% of eligible compensation was an appropriate profit-sharing contribution.

        Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. All perquisites for executive officers must be approved by the Compensation Committee. In fiscal 2013, the only perquisite provided to our named executive officers was reimbursement for an annual physical.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Change-in-Control and Termination Agreements

        Change-in-Control Agreements.    Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, we have entered into change-in-control agreements with our senior executive officers, including each of Messrs. Winterhalter, Flaherty, Golliher, Spinozzi, and Haltom, which provide payments and benefits in the event of the executive's termination of employment by the Corporation without cause or by the executive for "good reason" within two years following a change in control. Because a termination by the executive for good reason is effectively a "constructive termination" by the Corporation without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our CEO) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their change-in-control arrangements, except that on October 29, 2012, Mr. Winterhalter's agreement was amended so that the Corporation's medical and dental insurance will remain available to him until his eligibility for Medicare in the event of his termination without cause or for good reason or his retirement, with the Board's approval, within two years after a change in control. Mr. Spinozzi's agreement expired when he retired from the Corporation on November 8, 2013.

        Termination Agreements.    In addition, shortly after our spinoff from Alberto Culver, we entered into a termination agreement with Mr. Winterhalter to encourage his retention as CEO during an important transition period. This agreement provides a lower level of payments and benefits to Mr. Winterhalter if his employment is involuntarily terminated in situations that do not involve a change in control. Please see "Potential Payments Upon Termination or Change in Control" on page 52 of this Proxy Statement for a description of and potential payouts under the Change-in Control and Termination Agreements.

        Treatment of Equity Awards upon Change in Control.    Under the terms of our 2007 Omnibus Plan and our 2010 Omnibus Plan, stock option and restricted stock awards have "double trigger" change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder's involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. This vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

        Separation Agreement.    In connection with his retirement, the Corporation and Mr. Spinozzi entered into a release and separation agreement, pursuant to which he received certain payments and benefits. Please see "Potential Payments Upon Termination or Change in Control" on page 52 of this Proxy Statement for a description of these separation agreements.

Stock Ownership and Retention Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors has adopted stock ownership guidelines which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. Unvested stock options and restricted shares (stock for which restrictions have not lapsed) do not count as stock owned under the guidelines. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

CEO	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Senior Vice Presidents	50%
Vice Presidents	50%

        Because officers must retain a percentage of shares resulting from any exercise of stock options or the lapsing of restrictions upon restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of December 1, 2013, all of our executive officers were in compliance with our equity ownership guidelines (other than Mr. Spinozzi, who retired on November 8, 2013).

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        Beginning in fiscal year 2013, we instituted stock ownership and retention guidelines for our independent directors, as further described on page 24 of this Proxy Statement.

Use of Pre-Approved Trading Plans

        We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. Four of our named executive officers (Messrs. Winterhalter, Flaherty, Golliher and Haltom) and two of our directors (Mr. Miller and Mr. Rabin) had Rule 10b5-1 sale plans in place during fiscal 2013.

Policy Against Margin Trading, Pledging or Hedging Company Stock

        Certain forms of margin trading, pledging, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Corporation's other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. For example, the awards made for fiscal 2013 under the AIP and the stock options granted under the 2007 Omnibus Plan or the 2010 Omnibus Plan may qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m). However, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

        At the annual meeting of stockholders on January 28, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2017 annual meeting. Therefore, advisory votes were not held in 2012 or 2013 and the next advisory vote on executive compensation will occur at this annual meeting. Please refer to "Proposal 3 — Advisory Vote on Executive Compensation" on page 67 for information regarding the advisory (non-binding) resolution regarding the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as disclosed in this Proxy Statement.

        Also at the annual meeting of stockholders on January 28, 2011, in the first advisory vote on executive compensation, over 98% of the shares voted were voted in support of the compensation of the Corporation's named executive officers. The Compensation Committee appreciates and values the views of our stockholders. In considering the results of the 2011 advisory vote on executive compensation and feedback from our stockholders, the Compensation Committee concluded that the compensation paid to our executive officers and the Corporations' overall executive pay practices have strong stockholder support and have been effective in implementing the Corporation's stated compensation philosophy and objectives. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to "Stockholder — Director Communications" on page 15 for information about communicating with the Board.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Kathleen J. Affeldt (Chair) Marshall E. Eisenberg Martha J. Miller Edward W. Rabin

        The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2013, September 30, 2012 and September 30, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Gary G. Winterhalter	2013	997,077	1,084,064	3,387,480	441,379	13,904	5,923,904
President and Chief Executive	2012	959,154	—	3,188,030	1,351,197	9,333	5,507,714
Officer	2011	921,923	569,500	2,584,961	1,928,522	15,542	6,020,448
Mark J. Flaherty	2013	458,320	350,001	1,029,749	121,733	13,780	1,973,583
Senior Vice President and	2012	440,692	—	1,030,463	372,492	13,455	1,857,102
Chief Financial Officer	2011	422,797	284,750	1,005,263	439,853	23,185	2,175,848
John R. Golliher	2013	458,320	350,001	1,029,749	401,886	13,780	2,253,736
President, Beauty Systems Group	2012	440,692	—	1,030,463	507,147	13,455	1,991,757
	2011	422,132	284,750	1,005,263	603,141	13,639	2,328,925
Michael G. Spinozzi	2013	485,280	350,001	1,029,749	—	13,838	1,878,868
Former President, Sally Beauty	2012	466,615	—	1,030,463	371,550	13,568	1,882,196
Supply(5)	2011	447,711	284,750	1,005,263	502,734	13,496	2,253,954
Matthew O. Haltom	2013	313,564	168,071	549,630	83,705	13,532	1,128,502
Senior Vice President,
General Counsel and Secretary(6)

(1)
Reflects principal positions held as of September 30, 2013.

(2)
Reflects the grant date fair value of the stock awards, determined in accordance with ASC 718 and based on the fair market value of the underlying shares on the date of grant. Our named executive officers did not receive any stock awards in fiscal year 2012.

(3)
Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 8 to our audited financial statements for the fiscal year ended September 30, 2013, included in our Form 10-K filed with the SEC on November 14, 2013.

(4)
Amounts reported as "All Other Compensation" for our 2013 fiscal year include the following:

	Company Matching Contributions Pursuant to our 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)
Mr. Winterhalter	12,716	1,188
Mr. Flaherty	12,872	908
Mr. Golliher	12,872	908
Mr. Spinozzi	12,877	961
Mr. Haltom	12,912	620

  Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2013 — Benefits and Perquisites."

(5)
Mr. Spinozzi retired from the Corporation on November 8, 2013.

(6)
Mr. Haltom was not a named executive officer in fiscal years 2012 or 2011.

Narrative Discussion of Summary Compensation Table

Salary

        As discussed above in "Compensation Discussion and Analysis," the Compensation Committee generally reviews executive officer salaries within the first month of the fiscal year. In October 2012, the Compensation Committee increased the annual base salary for each of our named executive officers, as follows: Mr. Winterhalter, $962,000 to $1,000,000; Mr. Flaherty, $442,000 to $459,680; Mr. Spinozzi, $468,000 to $486,720; Mr. Golliher, $442,000 to $459,680; and Mr. Haltom $236,323 to $320,000 (Mr. Haltom was not a named executive officer in fiscal year 2012, he received a 35% promotional increase for fiscal year 2013).

Stock Awards

        Stock Awards consist of time-vesting restricted stock awards. Amounts reported reflect the grant date fair value of these awards.

Option Awards

        Option Awards consist of time-vesting stock option awards. Amounts reported reflect the grant date fair value of these awards.

Non-Equity Incentive Plan Compensation

        The amounts reported reflect annual incentive awards earned for our 2013 fiscal year under the AIP. For information regarding the AIP, which is a sub-plan of the 2010 Omnibus Plan, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2013 — Annual Cash Incentive Bonus."

 GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh) (4)	Grant Date Fair Value of Stock and Option Awards($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary G. Winterhalter		24,948	997,918	5,203,620
	10/29/12					300,000	23.49	3,387,480
	10/29/12				46,150			1,084,064
Mark J. Flaherty		6,881	275,227	2,601,810
	10/29/12					91,196	23.49	1,029,749
	10/29/12				14,900			350,001
John R. Golliher		6,881	275,227	2,601,810
	10/29/12					91,196	23.49	1,029,749
	10/29/12				14,900			350,001
Michael G. Spinozzi		7,285	291,417	2,601,810
	10/29/12					91,196	23.49	1,029,749
	10/29/12				14,900			350,001
Matthew O. Haltom		4,731	189,249	2,601,810
	10/29/12					48,676	23.49	549,630
	10/29/12				7,155			168,071

(1)
Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. The Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas, based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed such individual's Section 162(m) maximum award. Mr. Winterhalter's target AIP bonus was 100% of his base salary. The target AIP bonus for each of Messrs. Flaherty, Golliher, Spinozzi and Haltom was 60% of his base salary. Please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2013 — AIP Criteria Based on Financial Performance" for additional information on these targets.

(2)
On October 29, 2012, our Compensation Committee granted restricted stock to our named executive officers pursuant to the 2010 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period beginning October 28, 2013.

(3)
On October 29, 2012, our Compensation Committee granted options to each of our named executive officers to purchase shares of our Common Stock under the 2010 Omnibus Plan. These options vest ratably over a four-year period beginning on October 28, 2013.

(4)
The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

(5)
Reflects the grant date fair value of the stock ($23.49) and option awards ($11.2916) determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 8 to our audited financial statements for the fiscal year ended September 30, 2013, included in our Form 10-K filed with the SEC on November 14, 2013. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards
							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
									Market Value of Shares or Units of Stock That Have Not Vested ($)(14)
							Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
Gary G. Winterhalter	600,000	(1)	—		9.57	12/04/2016
	450,000	(2)	—		9.66	04/26/2017
	450,000	(3)	—		8.80	10/24/2017
	450,000	(5)	—		5.24	10/22/2018
	337,500		112,500	(7)	7.42	10/21/2019
	225,000		225,000	(9)	11.39	10/19/2020	30,000	(10)	784,800
	83,000		249,000	(11)	19.21	10/26/2021
			300,000	(12)	23.49	10/29/2022	46,150	(13)	1,207,284

Mark J. Flaherty	4,904	(3)	—		8.80	10/24/2017
	2,436	(4)	—		7.42	07/23/2018
	20,076	(5)	—		5.24	10/22/2018
	23,172		35,831	(7)	7.42	10/21/2019
	8,750		87,500	(9)	11.39	10/19/2020	15,000	(10)	392,400
	6,828		80,484	(11)	19.21	10/26/2021
			91,196	(12)	23.49	10/29/2022	14,900	(13)	389,784

John R. Golliher	38,750	(5)	—		5.24	10/22/2018
	41,250		41,250	(7)	7.42	10/21/2019
	87,500		87,500	(9)	11.39	10/19/2020	15,000	(10)	392,400
	26,828		80,484	(11)	19.21	10/26/2021
			91,196	(12)	23.49	10/29/2022	14,900	(13)	389,784

Michael G. Spinozzi			41,250	(7)	7.42	10/21/2019
			87,500	(9)	11.39	10/19/2020	15,000	(10)	392,400
			80,484	(11)	19.21	10/26/2021
			91,196	(12)	23.49	10/29/2022	14,900	(13)	389,784

Matthew O. Haltom						10/22/2018	2,000	(6)	52,320
			10,000	(7)	7.42	10/21/2019	2,000	(8)	52,320
	11,250		22,500	(9)	11.39	10/19/2020	3,000	(10)	78,480
	6,891		20,673	(11)	19.21	10/26/2021
			48,676	(12)	23.49	10/29/2022	7,155	(13)	187,175

(1)
On December 4, 2006, our Compensation Committee granted Mr. Winterhalter 600,000 options to purchase shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan. These options vested ratably over a four year period that began on December 3, 2007, and therefore were fully vested as of September 30, 2013.

(2)
On April 26, 2007, our Compensation Committee granted Mr. Winterhalter 450,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vested ratably over a four-year period that began on September 30, 2006, and therefore were fully vested as of September 30, 2013.

(3)
On October 24, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; and Mr. Flaherty, 33,000. These options vested ratably over a four-year period that began on October 24, 2007, and therefore were fully vested as of September 30, 2013.

(4)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vest over a four-year period that began on September 30, 2007, and therefore were fully vested as of September 30, 2013.

(5)
On October 22, 2008, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Mr. Flaherty, 175,000; and Mr. Golliher, 155,000. These options vest ratably over a four-year period that began on October 22, 2008, and therefore were fully vested as of September 30, 2013.

(6)
On October 22, 2008, our Compensation Committee granted 10,000 shares of time-based restricted stock to Mr. Haltom pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on October 22, 2008.

(7)
On October 21, 2009, our Compensation Committee granted options to purchase 450,000 shares of our Common Stock pursuant to the Alberto-Culver Company 2003 Stock Option Plan to Mr. Winterhalter. In addition, the Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Messrs. Flaherty, Golliher and Spinozzi, 165,000; and Mr. Haltom, 40,000. These options vest ratably over a four-year period that began on October 21, 2009.

(8)
On October 21, 2009, our Compensation Committee granted 5,000 shares of time-based restricted stock to Mr. Haltom pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on October 21, 2009.

(9)
On October 19, 2010, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Messrs. Flaherty, Golliher and Spinozzi, 175,000; and Mr. Haltom, 45,000. These options vest ratably over a four- year period that began on October 19, 2010.

(10)
On October 19, 2010, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 50,000; Messrs. Flaherty, Golliher and Spinozzi, 25,000; and Mr. Haltom, 5,000. The restrictions upon these awards lapse ratably over a five-year period that began on October 19, 2010.

(11)
On October 26, 2011, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 332,000; Messrs. Flaherty, Golliher and Spinozzi, 107,312; and Mr. Haltom, 27,564. These options vest ratably over a four-year period that began on October 26, 2011.

(12)
On October 29, 2012, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 300,000; Messrs. Flaherty, Golliher and Spinozzi, 91,196; and Mr. Haltom, 48,676. These options vest ratably over a four-year period that began on October 29, 2012.

(13)
On October 29, 2012, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 46,150; Messrs. Flaherty, Golliher and Spinozzi, 14,900; and Mr. Haltom, 7,155. The restrictions upon these awards lapse ratably over a five-year period that began on October 29, 2012.

(14)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2013, which was $26.16.

 FISCAL 2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	N/A	N/A		10,000	238,400	(1)
Mark J. Flaherty	116,250	2,147,525	(2)	9,547	258,111	(2)
John R. Golliher	N/A	N/A		11,000	257,140	(3)
Michael G. Spinozzi	674,578	11,955,706	(4)	11,000	257,140	(4)
Matthew O. Haltom	29,500	447,691	(5)	6,000	140,100	(5)

(1)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Winterhalter. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2012	10,000	$23.84
(2)
Reflects the exercise of a portion of the options granted to Mr. Flaherty. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/22/2008	02/15/2013	20,000	$27.50	$5.24
10/21/2009	03/06/2013	41,250	$29.00	$7.42
10/19/2010	03/06/2013	35,000	$29.00	$11.39
10/26/2011	03/06/2013	20,000	$29.00	$19.21

  Reflects the vesting of a portion of the restricted stock awards granted to Mr. Flaherty. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
07/23/2008	7/22/2013	4,547	$30.55
10/19/2010	10/18/2012	5,000	$23.84
(3)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Golliher. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/24/2007	10/23/2012	6,000	$22.99
10/19/2010	10/18/2012	5,000	$23.84

(4)
Reflects the exercise of a portion of the options granted to Mr. Spinozzi. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
12/04/2006	08/05/2013 - 08/06/2013	115,000	$27.00 - $27.58	$9.57
04/26/2007	08/06/2013 - 08/08/2013	155,000	$27.00 - $27.28	$9.66
10/24/2007	08/08/2013	155,000	$27.00 - $27.23	$8.80
10/22/2008	08/08/2013	38,750	$27.22 - $27.39	$5.24
10/21/2009	08/08/2013 - 08/09/13	96,500	$27.00 - $27.40	$7.42
10/19/2010	08/09/2013 - 08/12/2013	87,500	$27.32 - $27.44	$11.39
10/26/2011	08/12/2013	26,828	$27.39 - $27.51	$19.21

  Reflects the vesting of a portion of the restricted stock awards granted to Mr. Spinozzi. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/24/2007	10/23/2012	6,000	$22.99
10/19/2010	10/18/2012	5,000	$23.84
(5)
Reflects the exercise of a portion of the options granted to Mr. Haltom. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/22/2008	10/22/2012	8,250	$23.35	$5.24
10/21/2009	10/22/2012	10,000	$23.35	$7.42
10/19/2010	10/19/2012	11,250	$23.74	$11.39

  Reflects the vesting of a portion of the restricted stock awards granted to Mr. Haltom. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/24/2007	10/23/2012	2,000	$22.99
10/22/2008	10/22/2012	2,000	$23.38
10/21/2009	10/21/2012	1,000	$23.52
10/19/2010	10/18/2012	1,000	$23.84

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Agreements and Termination Agreements

Executive Officer Severance Agreements

We have severance agreements with certain of our executive officers, including each of our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay. On October 29, 2012, Mr. Winterhalter's agreement was amended so that, in the event of his termination without cause or resignation for good reason or his retirement with prior Board approval within 24 months after a change in control, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

        For purposes of the severance agreements, "change in control" generally includes:

  •
  the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of the incumbent Board of Directors;

  •
  certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

  •
  stockholder approval of our complete liquidation or dissolution.

        The named executive officers who are parties to severance agreements with us, and their respective payment multiples, are set forth in the following table:

Executive Officer	Multiple
Gary G. Winterhalter	2.99
Tobin Anderson	1.99
Mark J. Flaherty	1.99
John R. Golliher	1.99
Matthew O. Haltom	1.99

Mr. Spinozzi retired from the Corporation on November 8, 2013, and, in connection with such retirement, his severance agreement expired and he will not be entitled to any benefits thereunder.

Chief Executive Officer Termination Agreement

        On June 19, 2006, Alberto-Culver and Sally Holdings, Inc. (now Sally Holdings LLC, an indirect subsidiary of Sally Beauty Holdings, Inc.) entered into a termination agreement with Mr. Winterhalter, which was amended on January 24, 2007 and November 5, 2012. Mr. Winterhalter's termination agreement provides that, in the event that his employment is terminated by us without "cause" or by Mr. Winterhalter for "good reason," we will:

  •
  pay to Mr. Winterhalter a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs;

  •
  pay for and provide to Mr. Winterhalter outplacement services with an outplacement firm of his choosing, provided that we are not to be responsible for such services to the extent they exceed $12,000 or are provided for more than one year following the date of termination; and

  •
  continue to provide Mr. Winterhalter with medical benefits for a period of 18 months, at active-employee rates. At the conclusion of the 18 month period, we will pay Mr. Winterhalter a lump sum cash payment in an amount equal to the monthly cost to us of such benefits times six, such that he will receive a total of 24 months of subsidized medical coverage. On November 5, 2012, Mr. Winterhalter's agreement was amended so that the Corporation's medical and dental insurance will remain available to him at active-employee rates until he becomes eligible for Medicare, in the event of his termination without cause or resignation for good reason or his retirement with prior Board approval.

Code Section 280G Cut-Back

        Pursuant to the terms of the severance agreements and Mr. Winterhalter's termination agreement, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other "parachute payments" as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Equity Awards

Alberto-Culver Employee Stock Option Plan of 2003

        Pursuant to the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP, in the event of a change in control, as defined below, all outstanding options under the ACSOP will immediately become fully exercisable. Mr. Winterhalter is the only person who still holds unvested options granted under the ACSOP.

        For purposes of the ACSOP, the term "change in control" generally means the first to occur of:

  •
  the acquisition (other than directly from us) by any person, other than us, our subsidiaries, or our employee benefit plans, of both (i) 20% or more of the voting power of our outstanding Common Stock, and (ii) voting power of our outstanding Common Stock in excess of the voting power held by (a) Leonard H. Lavin and Bernice E. Lavin, whom we refer to together as the Lavins, (b) the descendants and spouses of the Lavins, (c) the estates of the Lavins and those of their descendants and spouses, (d) any trusts or similar arrangements for the benefit of either of the Lavins or their respective descendants and spouses, (e) the Lavin Family Foundation, and

    (f) any other charitable organizations established by either of the Lavins or their respective descendants and spouses.

  •
  a change in the majority of our incumbent directors;

  •
  certain mergers or consolidations involving us or certain sales of substantially all of our assets; and

  •
  stockholder approval of our complete liquidation or dissolution.

Certain Award Agreements with our Named Executive Officers

        The award agreements with respect to the options granted to Mr. Winterhalter on December 4, 2006 under the ACSOP (all of which are currently vested) contain the following post-termination exercise provisions:

  •
  if his employment is terminated due to retirement, the options will remain exercisable until the earlier of 36 months and the expiration of the option term;

  •
  if his employment is terminated due to his death or disability, the options will remain exercisable until the earlier of 12 months and the expiration of the option term;

  •
  if his employment is terminated without "cause," as defined in the ACSOP, the options will remain exercisable until the earlier of 90 days and the expiration of the option term; and

  •
  if his employment is for any other reason, including termination for "cause" or due to voluntary termination, the options will remain exercisable until the earlier of 30 days (or 90 days if such termination follows a change in control) and the expiration of the option term.

        The award agreement with respect to the options granted to Mr. Winterhalter on October 21, 2009 under the ACSOP contains the following post-termination vesting and exercise provisions:

  •
  if his employment is terminated due to retirement, and unless he agrees to certain restricted covenants described below under "2007 Omnibus Plan," (i) the options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested options will be forfeited and cancelled as of the date of the termination. If Mr. Winterhalter agrees to such restrictive covenants, then, for the three-year period following his retirement, he will continue to vest in the portion of the options that were not vested and exercisable as of the date of his retirement and such options will remain exercisable until the earliest of (i) 60 days following the third anniversary of his retirement or the first anniversary of his death, (ii) his violation of the restricted covenants, or (iii) the expiration of the option term. Any unvested portion of the options will be forfeited and cancelled;

  •
  if his employment is terminated due to his death or disability, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination;

  •
  if his employment is terminated without "cause," (i) the options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination;

  •
  if his employment is for "cause" or due to voluntary termination without "good reason," the options will immediately terminate and be cancelled, whether or not vested; and

  •
  in the case of a change in control, the options will vest immediately unless they are assumed by the surviving company, as described below in the case of options granted under the 2007 Omnibus Plan.

2007 Omnibus Plan and 2010 Omnibus Plan

        Pursuant to the 2007 Omnibus Plan and the 2010 Omnibus Plan, collectively the Omnibus Plans, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as described above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the Omnibus Plans, based on the change in control price.

        For purposes of the Omnibus Plans, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or a certain designated fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Pursuant to the Omnibus Plans, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock or restricted stock units will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, (iv) any shares of restricted stock or restricted stock units that are not so vested will be forfeited and cancelled as of the date of the termination, and (v) the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination;

  •
  due to the grantee's retirement (as defined in the Omnibus Plans), and unless the grantee agrees to certain restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination; or

  •
  for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination.

        The Omnibus Plans contain certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock or restricted stock unit awards made under the Omnibus Plans.

        In addition, the Omnibus Plans provide that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the Omnibus Plans) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then (i) the payout opportunities attainable under all of the grantee's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee's retirement, (ii) the grantee's outstanding restricted stock and restricted stock units will continue to vest, and (iii) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock, restricted stock units or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

        Under the ACSOP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table shows the potential realizable value of outstanding awards granted to our named executive officers, with the exception of Mr. Spinozzi, pursuant to the ACSOP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, assuming that:

  •
  an event which has constituted a change in control under each of the ACSOP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, each as described above, was consummated on September 30, 2013, the last business day of fiscal year 2013;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to outstanding awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 30, 2013; and

  •
  each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 30, 2013.

Name	Amount Payable($)(1)

Gary G. Winterhalter	$9,955,134

Mark J. Flaherty	$3,548,889

John H. Golliher	$3,650,441

Matthew O. Haltom	$1,163,662

  in accordance with SEC rules by reference to the closing price for our Common Stock on the NYSE on September 30, 2013, which was $26.16.

Potential Payments upon Termination or Change in Control

        The following table provides the estimated payments that would be made to each of our named executive officers, with the exception of Mr. Spinozzi, under his severance agreement and, with respect to Mr. Winterhalter, his termination agreement, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 30, 2013, the last business day of our fiscal year 2013;

  •
  with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer's employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 30, 2013 has been fully paid;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2013, which was $26.16, but only to the extent that the exercise price of such options did not equal or exceed $26.16; and

  •
  each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2013, which was $26.16.

        In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Fiscal Year 2013 Summary Compensation Table," "Outstanding Equity Awards at 2013 Fiscal Year End Table," and "Option Exercises and Stock Vested In Fiscal Year 2013," located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2013

			No Change in Control Voluntary Termination
							Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
					No Change in Control Termination Due to Death	No Change in Control Termination Due to Disability(9)
		No Change in Control Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G. Winterhalter	Prorata bonus(1)	0	0	0	0	0	441,379	0
Chairman, President &	Severance pay(2)	2,000,000	2,000,000	0	0	2,000,000	2,990,000	0
Chief Executive Officer	Bonus payment(3)	2,298,984	2,298,984	0	0	2,298,984	3,436,981	0
	Stock option vesting(4)	0	0	0	4,546,975	4,546,975	7,963,050	7,963,050
	Restricted stock vesting(5)	0	0	0	503,057	503,057	1,992,084	1,992,084
	Health care benefits continuation(6)	14,742	14,742	0	0	14,742	17,460	0
	Health care benefits lump sum value(7)	17,199	17,199	0	0	17,199	18,105	0
	Accrued vacation(8)	76,923	76,923	76,923	76,923	0	76,923	76,923
	Exec Outplacement	12,000	12,000	0	0	12,000	0	0
	TOTAL VALUE	4,419,848	4,419,848	76,923	5,126,955	9,392,957	16,935,982	10,032,057
Mark J. Flaherty	Prorata bonus(1)	0	0	0	0	0	121,733	0
Senior Vice President,	Severance pay(2)	0	0	0	0	0	914,763	0
Chief Financial Officer	Bonus payment(3)	0	0	0	0	0	569,369	0
	Stock option vesting(4)	0	0	0	1,564,989	1,564,989	2,766,705	2,766,705
	Restricted stock vesting(5)	0	0	0	208,757	208,757	782,184	782,184
	Health care benefits continuation(6)	0	0	0	0	0	30,312	0
	Accrued vacation(8)	22,988	22,988	22,988	22,988	0	22,988	22,988
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	22,988	22,988	22,988	1,796,734	1,773,746	5,208,054	3,571,877
John R. Golliher	Prorata bonus(1)	0	0	0	0	0	401,886	0
President, Beauty	Severance pay(2)	0	0	0	0	0	914,763	0
Systems Group	Bonus payment(3)	0	0	0	0	0	805,825	0
	Stock option vesting(4)	0	0	0	1,666,541	1,666,541	2,868,257	2,868,257
	Restricted stock vesting(5)	0	0	0	208,757	208,757	782,184	782,184
	Health care benefits continuation(6)	0	0	0	0	0	30,312	0
	Accrued vacation(8)	23,258	23,258	23,258	23,258	0	23,258	23,258
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	23,258	23,258	23,258	1,898,556	1,875,298	5,826,485	3,673,699
Matthew O. Haltom	Prorata bonus(1)	0	0	0	0	0	83,705	0
Senior Vice President,	Severance pay(2)	0	0	0	0	0	636,800	0
General Counsel	Bonus payment(3)	0	0	0	0	0	201,030	0
And Corporate	Stock option vesting(4)	0	0	0	433,946	433,946	793,367	793,367
Secretary	Restricted stock vesting(5)	0	0	0	142,075	142,075	370,295	370,295
	Health care benefits continuation(6)	0	0	0	0	0	29,760	0
	Accrued vacation(8)	3,003	3,003	3,003	3,003	0	3,003	3,003
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	3,003	3,003	3,003	579,024	576,021	2,117,960	1,166,665

(1)
Based on the annual bonus earned for fiscal year 2013.

(2)
Reflects, as an element of severance, the applicable multiple of the executive's annual base salary.

(3)
Reflects, as an element of severance, the applicable multiple of the executive's annual bonus. The amount reflected in the table is based on the average annual bonus that the executive received in the five fiscal years prior to fiscal 2013.

(4)
Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 30, 2013, the last trading day of our 2013 fiscal year ($26.16) and the exercise price of the unvested stock options held by our named executive officers. The unvested stock options were awarded under the ACSOP, the 2007 Omnibus Plan, and the 2010 Omnibus Plan.

(5)
Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 30, 2013, the last trading day of our 2013 fiscal year ($26.16).

(6)
Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit). On October 29, 2012, Mr. Winterhalter's termination and severance agreements were amended so that, in the event of his termination without cause or resignation for good reason or his retirement with the Board's approval, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

(7)
Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by Mr. Winterhalter (employee only, employee plus one, or family). On October 29, 2012, Mr. Winterhalter's termination and severance agreements were amended so that, in the event of his termination without cause or resignation for good reason or his retirement with the Board's approval, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

(8)
Based on the number of accrued vacation hours available for the executive as of September 30, 2013, multiplied by the equivalent hourly rate for the executive's base salary.

(9)
Mr. Winterhalter will also be entitled to the amounts listed in this column upon his retirement, with the exception of the severance pay and bonus payment.

Mr. Spinozzi

        Mr. Spinozzi retired from the Corporation on November 8, 2013, and, in connection with such retirement, his severance agreement expired and he was not entitled to any benefits thereunder. In connection with his retirement, the Corporation and Mr. Spinozzi entered into a release and separation agreement, pursuant to which he will receive the following payments and benefits: (i) a payment of $26,850, which represents the cost of 12 months of continued participation in the group medical benefits to which he and/or his eligible dependents would be entitled under COBRA, less the amount he would have paid for such coverage at active employee rates, and (ii) a payment equivalent to his earned but unused vacation pay.

Executive Officer Indemnification Agreement

        Each member of the Board, including Mr. Winterhalter, has been provided with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this Proxy Statement for a description of these arrangements.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 14, 2013), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 61, has been our Chairman of the Board since August 2012 and our President and Chief Executive Officer and a member of our Board since November 2006. From May 2005 to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        Mark J. Flaherty, 50, has been our Senior Vice President and Chief Financial Officer since June 2008. Mr. Flaherty served as the Acting Chief Financial Officer of the Corporation from April to June 2008 and as the Vice President, Chief Accounting Officer and Controller from October of 2007 to April of 2008. Prior to joining the Corporation, Mr. Flaherty served as the Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brands' Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

        John R. Golliher, 61, has been the President of Beauty Systems Group LLC since November 2006 and a member of our Board since November 2013. From July 2006 until our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Matthew O. Haltom, 42, has been our Senior Vice President, General Counsel and Secretary since November 2012. Mr. Haltom has served in several positions with the Corporation since November 2006, including as Vice President, Deputy General Counsel and Assistant Secretary from January 2010 to November 2012 and Associate General Counsel from 2006 to 2010. Mr. Haltom previously served as chief securities counsel for two other publicly-traded companies. Mr. Haltom has a B.A. and an M.A. in Government from the University of Texas at Austin and a J.D. from Georgetown University Law Center.

        Janna Minton, 62, has been our Vice President, Chief Accounting Officer and Controller since August 2008. Ms. Minton served as the Principal Accounting Officer and Controller of Tandy Brands Accessories, Inc., a designer, manufacturer and marketer of leather goods, from October 2007 to August 2008, as their Corporate Controller from August 2002 to October 2007 and as their Corporate Accounting Manager from December 1999 to August 2002. From 1993 to December 1999, Ms. Minton held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Minton is a certified public accountant.

        Tobin Anderson, 50, has been the President of Sally Beauty Supply LLC since November 2013, and was previously Senior Executive Vice President of Sally Beauty Supply LLC since August 2013. Prior to joining the Corporation, Mr. Anderson was an independent retail merchandising and product management consultant from July 2012 to August 2013. From May 2010 to July 2012, Mr. Anderson served as the Senior Vice President, Product, Innovation and Merchandising of Lenscrafters, a retail division of Luxottica Group S.p.A, a designer, manufacturer and distributor of fashion, luxury, sport and performance eyewear. From February 2008 to May 2009, Mr. Anderson served as the Executive Vice President, Chief Merchandising & Sales Officer of Crabtree & Evelyn, a retailer of fine soaps, lotions, fragrances and gifts. From May 1993 to July 2007, Mr. Anderson served in several capacities at Bath & Body Works, a division of L Brands, Inc. and a leading retailer of home fragrances and personal care products, most recently as Senior Vice President, Retail Merchandising.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 22, 2013, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC and other information known to us), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 22, 2013, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 22, 2013, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the table are based is 164,008,445. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	3,427,621	(3)	2.05%
Mark J. Flaherty	155,873	(4)	*
John R. Golliher	385,770	(5)	*
Tobin Anderson	10,964	(6)	*
Michael G. Spinozzi	0	(7)	*
Matthew O. Haltom	63,122	(8)	*
Janna Minton	119,439	(9)	*
Christian A. Brickman	4,257	(10)	*
Katherine Button Bell	1,898	(11)	*
Marshall E. Eisenberg	171,791	(12)	*
Robert R. McMaster	93,236	(13)	*
John A. Miller	296,797	(14)	*
Martha J. Miller	70,513	(15)	*
Edward W. Rabin	177,091	(16)	*
All directors and executive officers as a group (14 persons)	4,978,372	(17)	2.97%
Delaware Management Business Trust 2005 Market Street Philadelphia, Pennsylvania 19103	10,667,002	(18)	6.50%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	10,419,498	(19)	6.35%
MWG GP LLC Pier 5, The Embarcadero, Suite 101 San Francisco, CA 94111	8,235,131	(20)	5.02%

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 13,971 shares of Common Stock, 123,630 share of Common Stock held by the Gary G. and Joanne Winterhalter Trust, 125,966 shares of Common Stock held by the Gary G. Winterhalter Irrevocable Trust, 125,965 shares of Common Stock held by the Joanne Winterhalter Irrevocable Trust, 56,920 shares of restricted Common Stock, 2,669 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 2,978,500 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 18,160 shares of Common Stock, 21,920 shares of restricted Common Stock and 115,793 shares subject to stock options exercisable currently or within 60 days.

(5)
Includes 33,807 shares of Common Stock, 21,920 shares of restricted Common Stock, 1,088 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 328,955 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 10,964 shares of restricted Common Stock.

(7)
Mr. Spinozzi retired from the Corporation on November 8, 2013.

(8)
Includes 3,947 shares of Common Stock, 8,724 shares of restricted Common Stock and 50,451 shares subject to stock options exercisable currently or within 60 days.

(9)
Includes 14,903 shares of Common Stock, 2,784 shares of restricted Common Stock and 101,752 shares subject to stock options exercisable currently or within 60 days.

(10)
Includes 4,257 vested restricted stock units.

(11)
Includes 1,898 vested restricted stock units.

(12)
Includes 100,000 shares of Common Stock, 19,055 shares subject to stock options exercisable currently or within 60 days and 52,736 vested restricted stock units.

(13)
Includes 40,500 shares of Common Stock and 52,736 vested restricted stock units.

(14)
Includes 23,312 shares of Common Stock, 206,006 shares held by the Rellim Dynasty Trust, 10,000 shares held by the Rhonda Miller Trust, 6,000 shares held as a custodian for minor children, 3,000 shares held by his child in joint tenancy with right of survivorship and 48,479 vested restricted stock units.

(15)
Includes 2,979 shares of Common Stock, 19,055 shares subject to stock options exercisable currently or within 60 days and 48,479 vested restricted stock units.

(16)
Includes 4,257 shares of Common Stock, 93,000 shares of Common Stock held by such person as trustee of trust for benefit of himself, 12,300 shares of Common Stock held by wife, 19,055 shares subject to stock options exercisable currently or within 60 days and 48,479 vested restricted stock units.

(17)
Includes 630,031 shares of Common Stock, 112,268 shares of restricted Common Stock, 3,757 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 3,632,616 shares subject to stock options exercisable currently or within 60 days and 257,064 vested restricted stock units. Such persons have shared voting and investment power with respect to 346,636 shares.

(18)
Based solely on information provided on that certain Schedule 13G/A (Amendment No. 1) filed jointly on February 14, 2013 by Macquarie Group Limited, Macquarie Bank Limited, Delaware Management Holdings Inc. and Delaware Management Business Trust, which reflects that Delaware Management Business Trust, a Delaware statutory trust, has sole voting power with respect to 10,667,002 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 10,667,002 shares and shared dispositive power with respect to 0 shares beneficially owned by Delaware Management Business Trust. Delaware Management Holdings Inc. is the deemed the beneficial owner of the shares due to its ownership of Delaware Management Business Trust. Macquarie Bank Limited is the deemed beneficial owner of the shares due to its ownership of Delaware Management Holdings Inc. and Delaware Management Business Trust. Macquarie Group Limited is the deemed beneficial owner of the shares due to its ownership of Macquarie Bank Limited, Delaware Management Holdings Inc. and Delaware Management Business Trust.

(19)
Based solely on information provided on that certain Schedule 13G dated February 12, 2013, which reflects sole voting power with respect to 8,506,473 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 10,419,498 shares and shared dispositive power with respect to 0 shares beneficially owned by Massachusetts Financial Services Company, a Delaware corporation, and/or certain other non-reporting entities.

(20)
Based solely on information provided on that certain Schedule 13G dated November 15, 2013, which reflects sole voting power with respect to 0 shares and shared voting power with respect to 8,235,131 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 8,235,131 shares beneficially owned by MWG GP LLC; sole voting power with respect to 0 shares and shared voting power with respect to 8,235,131 shares , sole dispositive power with respect to 0 shares and shared dispositive power with respect to 8,235,131 shares beneficially owned by Meritage Group LP; and sole voting power with respect to 0 shares and shared voting power with respect to 8,156,472 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 8,156,472 shares beneficially owned by Meritage Fund LLC.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2013, we believe all of our directors and officers complied with all Section 16(a) filing requirements during fiscal 2013; except that: 1)Mr. Miller filed a late Form 4 on February 21, 2013 in which he reported three purchases of shares of Common Stock of the Corporation on November 17, 2006, May 25, 2006, and November 27, 2007 made by a family trust for the benefit of his sister to which Mr. Miller serves as co-trustee and did not realize were reportable transactions since he has no pecuniary interest in the trust assets; and 2)Mr. Brickman filed a late Form 3 on October 12, 2012 in which he reported his initial beneficial ownership of securities of the Corporation, which should have been filed on October 1, 2012. The late filing of Mr. Brickman's Form 3 was a ministerial oversight.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, Marshall E. Eisenberg and John A. Miller as audit committee financial experts under the SEC's guidelines.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The external auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated KPMG's qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established in its Charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this Proxy Statement under the caption "Proposal 4 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG. In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation's audited financial statements for the year ended September 30, 2013. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the Corporation and its management. The Audit Committee has considered whether the external auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Robert R. McMaster (Chair) Christian A. Brickman Marshall E. Eisenberg John A. Miller

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd Frank Act, the SEC enacted requirements for the Corporation to include in this Proxy Statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a "Say on Pay" proposal. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 25 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 45, and cast a vote "FOR" the Corporation's executive compensation programs through the following resolution:

        "Resolved, that the stockholders approve the compensation of the Corporation's named executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement."

        As discussed in the Compensation Discussion and Analysis beginning on page 25, the Board of Directors believes that the Corporation's long-term success depends in large measure on the talents of our employees. The Corporation's compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Corporation's executive officers with those of its stockholders.

        Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Corporation. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

        At the 2011 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board determined to implement an advisory "Say on Pay" vote every three years until the next required vote on the frequency of "Say on Pay" votes, which is scheduled to occur at the 2017 annual meeting. Thus, the next advisory "Say on Pay" vote will be held at the 2017 annual meeting.

        Although this vote is advisory in nature and does not impose any action on the Corporation or the Compensation Committee of the Board, the Corporation strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.

PROPOSAL 4 — RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2014. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG with respect to the years ended September 30, 2012 and September 30, 2013 were as follows:

	Year Ended September 30, 2013	Year Ended September 30, 2012
Audit Fees(1)	$2,198,894	$2,027,852
Audit-Related Fees(2)	$180,000	$607,430
Tax Fees(3)	$1,019,463	$1,415,440
All Other Fees	—	—

Total Fees(4)	$3,398,357	$4,050,722

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Audit-related fees consist of fees for audits of the Corporation's employee benefit plans.

(3)
Tax fees consist of fees for tax consultation and tax compliance services.

(4)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2013 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2013. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 4.

STOCKHOLDER PROPOSALS

        If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2015 annual meeting, such submission must be in writing and received by us no later than August 12, 2014. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2015 annual meeting.

        Our By-laws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2015 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2014 annual meeting. As a result, proposals submitted pursuant to these provisions of our Fourth Amended and Restated By-laws must be received no earlier than October 2, 2014, and no later than the close of business on November 1, 2014, and must otherwise comply with the requirements of our Bylaws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

        A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders of Record:    If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary
December 10, 2013

Appendix A

Proposed Amendment to the Corporation's Second Amended and Restated Certificate of Incorporation
to Declassify the Board of Directors

Second Amended and Restated Certificate of Incorporation

Article FIFTH, marked to show the proposed amendment

          (a)   ~~Classified Board of Directors. Effective as of the Distributions Time (as defined in the Separation Agreement), t~~The directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall until the election of directors at the 2016 annual meeting of stockholders be ~~classified~~ divided ~~with respect to the time for which they severally hold office,~~ into three classes: Class I, Class II and Class III.~~, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class ("Class I") whose term expires at the 2007 annual meeting of stockholders, another class ("Class II") whose term expires at the 2008 annual meeting of stockholders, and another class ("Class III") whose term expires at the 2009 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the By-Laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~ Commencing at the 2014 annual meeting of stockholders and for all subsequent annual meetings of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders. Commencing with the 2016 annual meeting of stockholders, the classification of the board of directors shall cease and all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.

          (b)   ~~Removal for Cause. Effective as of the Distributions Time (as defined in the Separation Agreement),~~Subject to the rights of holders of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, until the 2016 annual meeting of stockholders, any director may be removed at any time, but only for cause, upon the affirmative vote ~~of the holder~~ of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote for the election of directors. Subject to the rights of holders of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, from and after the 2016 annual meeting of stockholders, directors may be removed at any time with or without cause upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote for the election of directors.

For Against Abstain For Against Abstain 3. Approval of the compensation of the Corporation’s executive officers including the Corporation’s compensation practices and principles and their implementation. 4. Ratification of the selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2014. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01PGGD 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 3 and 4 and FOR all the nominees listed in Proposal 2. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 2. To elect the three nominees named below to hold office until the annual meeting of stockholders for 2015 (or as Class II Directors until the 2017 annual meeting if the Declassification Amendment in Proposal No. 1 is not approved): 01 - John R. Golliher 02 - Edward W. Rabin 03 - Gary G. Winterhalter 01 02 03 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 1. To amend the Corporation’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors (the “Declassification Amendment”) and provide for the annual election of directors. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 7 3 8 0 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 30, 2014. Vote by Internet • Go to www.envisionreports.com/SBH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints Mark J. Flaherty and Janna Minton, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 30, 2014, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR proposals 1, 3 and 4 and FOR all nominees for election of directors in proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side. Proxy — Sally Beauty Holdings, Inc. Admission Ticket Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. Thursday, January 30, 2014 9:00 A.M. CST SALLY SUPPORT CENTER 3001 Colorado Boulevard Denton, Texas 76210 This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card. Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting. Directions to the Sally Support Center, the site of the meeting, are available by telephone at (940)-898-7500. YOUR VOTE IS IMPORTANT Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.